SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Pilot Therapeutics Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PILOT THERAPEUTICS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders (together with any adjournment thereof, the “Annual Meeting”) of Pilot Therapeutics Holdings, Inc. (the “Company”), which will be held on Monday, May 12, 2003 at the Hampton Inn-Daniel Island, located at 160 Fairchild Street in Charleston, South Carolina at 3:00 p.m.

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

     1.     Election of two Class I Directors to hold office until the 2006 Annual Meeting of Stockholders;

     2.     Ratify the selection of Ernst & Young LLP as our Auditors for the coming year; and

     3.     Any other business that may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on the record date of March 20, 2003 are entitled to vote their shares at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection during ordinary business hours at the executive offices of the Company at 2000 Daniel Island Drive, Suite 440, Charleston, SC 29492 for 10 days prior to the Annual Meeting.

     Your vote is important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the Annual Meeting in person but desire to have their shares voted. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your card and later decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors
/s/ Floyd H. Chilton, III
Floyd H. Chilton, III President, Chief Executive Officer and Chief Scientific Officer

Charleston, South Carolina
March 31, 2003

2

PILOT THERAPEUTICS HOLDINGS, INC.

2000 Daniel Island Drive
Suite 440
Charleston, SC 29492

PROXY STATEMENT FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2003

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pilot Therapeutics Holdings, Inc. (the “Company” or “Pilot”) for use at the Company’s Annual Meeting of Stockholders for the fiscal year ending December 31, 2003, and any adjournment thereof (the “Annual Meeting”), to be held on May 12, 2003 at the Hampton Inn-Daniel Island, located at 160 Fairchild Street in Charleston, South Carolina, at 3:00 p.m. This proxy statement and the accompanying materials are being mailed to the Company’s stockholders beginning on March 31, 2003. References to “Pilot” or the “Company” throughout this proxy statement refer to (i) Pilot Therapeutics, Inc. (“PTI”), a wholly-owned subsidiary of the Company, for the periods prior to November 30, 2001 and (ii) Pilot Therapeutics Holdings, Inc. on and after November 30, 2001.

GENERAL

Capital Stock

     The Company’s authorized capital stock currently consists of 50,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 20,000,000 shares of preferred stock, par value $.001 per share. As of March 20, 2003, there were 11,547,306 shares of Common Stock outstanding.

Stockholders Entitled to Vote

     Only Common Stock holders of record at the close of business on the record date of March 20, 2003 are entitled to vote their shares at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote.

Voting

     Holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute a quorum to conduct business. Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each proposal is set forth below:

• Proposal 1, “Election of Directors”	A plurality of the votes cast by the holders of shares of Common Stock.

• Proposal 2, “Ratification of Auditors”	Affirmative vote of holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

• Any other matters to come before the Annual Meeting	Affirmative vote of holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Abstentions and non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“Broker Non-Votes”) will be counted for the purpose of determining whether a quorum is present at the meeting. Abstentions will have no effect on the election of directors. Because abstentions with respect to the ratification of the Auditors and any other matter to come before the Annual Meeting will be treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions will have the same effect as negative votes for the ratification of the Auditors and any other matters to come before the Annual Meeting. Broker Non-Votes and shares to which authority has been withheld with respect to any matter will have no effect on the determination of whether stockholder approval of a matter has been obtained.

Proxies

     If a stockholder properly completes and returns the accompanying proxy card, the shares represented by the proxy will be voted as the stockholder directs. IF THE PROXY CARD IS PROPERLY SIGNED AND RETURNED BUT NO INSTRUCTIONS ARE GIVEN BY THE STOCKHOLDER, THE SHARES WILL BE VOTED BY THE PROXIES NAMED HEREIN FOR THE ELECTION OF THE CLASS I DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

     A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

     The Company intends to request that banks, brokerage houses, custodians, nominees and other fiduciaries forward copies of these proxy materials to those persons for whom they hold shares and will, upon request, reimburse such fiduciaries for their reasonable costs incurred in doing so. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies in person or by telephone. Such officers and employees will not receive any specific compensation for such services. The cost of preparing, assembling, mailing and soliciting proxies and other miscellaneous expenses related thereto will be borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of six members divided into three classes. Directors in each class serve for three-year terms and at each annual meeting the term of one class expires. The Board of Directors has determined that there shall be six directors for the ensuing year. The persons being nominated as Class I Directors are James W. Johnston (incumbent Director) and Santo J. Costa (incumbent Director).

     Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should become unable to serve as a director prior to the Annual Meeting, the persons authorized by proxies will vote for the election of a substitute nominee recommended by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named in the proxy statement.

     The Board of Directors of the Company unanimously recommends that the holders of Common Stock vote “FOR” the election of James W. Johnston and Santo J. Costa to serve as Class I Directors.

Information Concerning Nominees for Election as Class I Directors

     Certain information as to each of the two nominees for election as a Class I Director is set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees.

Director	Age	Biographical Information

James W. Johnston	56	Mr. Johnston has been a director of the Company since May 1999. He has been President and Chief Executive Officer of Stonemarker Enterprises, Inc., a consulting and investment company, since July 1996. He previously served as Vice Chairman of RJR Nabisco, Inc., a holding company, from 1995 to 1996. He also served as Chief Executive Officer of R.J. Reynolds Tobacco Co. from 1989 - 1995 and Chairman from 1989 - 1996. Mr. Johnston also serves on the Board of Directors of Sealy Corporation.

Santo J. Costa	57	Mr. Costa has served on the Board of Directors since January 2000. Since June 2001, he has been a consultant for Quintiles Transnational Corp., a contract pharmaceutical organization, where he was Vice Chairman from December 1999 to June 2001 and President from April 1994 to December 1999. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry, most recently serving as Senior Vice President for Administration and General Counsel of Glaxo, Inc. Mr. Costa also serves on the Boards of Directors of NPS Pharmaceuticals, Inc., CV Therapeutics, Inc., Ribapharm Inc., Yonkers Industries Inc., and Digiscript Inc.

The following Class II and Class III Directors will continue to serve as Directors of the Company until the expiration of their respective terms.

CLASS II
(Term Expires at the 2004 Annual Meeting)

Director	Age	Biographical Information

Bradley J. Undem, Ph.D.	46	Dr. Undem has been a Professor of Medicine and Physiology at the Asthma and Allergy Center of The Johns Hopkins University School of Medicine since 1987. He has served as a director of the Company since 1999.

Margaret M. Urquhart	53	Ms. Urquhart has been a director since April 2001. She was the President of Krispy Kreme Stores, Inc. from December 1999 to December 2000 and the President of Lowes Foods, Inc. from November 1995 to December 1999, where she had the distinction of being one of two women in the country to serve as president of a supermarket chain with more than 50 stores.

Class III
(Term Expires at 2005 Annual Meeting)

Director	Age	Biographical Information

Floyd H. Chilton, III, Ph.D.	45	Dr. Chilton is Pilot’s founder, President, Chief Executive Officer and Chief Scientific Officer. Prior to joining the Company as President, CEO and CSO in December 2000, Dr. Chilton was Director of Molecular Medicine, Professor of Physiology and Pharmacology, Professor of Internal Medicine and Professor of Biochemistry at the Wake Forest University School of Medicine from 1991 to 2000 and Assistant Professor at the Johns Hopkins School of Medicine from 1986 to 1991. Dr. Chilton holds 18 issued and 25 pending patents. He has authored or co-authored over 100 scientific articles and book chapters. Dr. Chilton has been a director of the Company since August 1998.

Glenn J. Kline	39	Mr. Kline has been the Chairman of the Board of Directors since the Company’s inception in August 1998. Mr. Kline was elected Secretary of the Company in February 2003 and Acting Principal Financial Officer of the

Company in March 2003. Since 1997, Mr. Kline has been Managing Partner of The Academy Funds (“Academy”), an early stage venture group. Academy actively participated in the formation of Pilot and continues to help guide Pilot’s strategy and raise necessary funding. In the five years prior to joining Academy, Mr. Kline worked at Del Monte Fresh Foods Co., a $1.5 billion multinational corporation, where he was a member of the executive management team as Senior Director in charge of the Business Development and Strategic Planning Group. Prior to joining Del Monte Fresh Foods Co., Mr. Kline spent seven years at Ventana Growth Funds, a venture capital firm based in California where he last served as Vice President. He currently serves on the boards of directors for the University of North Carolina General Administration Partnership for Innovation, Sharp Vista Technologies, Inc. and Silicon Semiconductor Corporation

Committees of the Board of Directors

     The Board of Directors has standing Compensation and Audit Committees. The Board does not have a nominating committee, and the Board performs the functions that such committee would otherwise perform. Stockholders may nominate candidates for election to the Board by providing a written nomination to the Secretary of the Company not more than 150 calendar days nor less than 90 calendar days before the first anniversary date of the proxy statement for the previous year’s annual stockholder meeting (or, if the Company did not hold a meeting of stockholders the previous year, or if the date of this year’s meeting has been changed more than 30 days from the date of the prior annual meeting, nominations should be submitted 45 calendar days before the Company begins to print and mail its proxy material). Such nominations must be made in accordance with procedures established by the Bylaws. See “Stockholder Proposals,” below.

     The Compensation Committee, consisting of Mr. Kline and Dr. Undem, establishes the salary and incentive compensation for the Company’s Chief Executive Officer and, based on recommendations from the Chief Executive Officer, for each of the Company’s other executive officers and key employees. The Compensation Committee also administers the Company’s equity compensation plans. The Audit Committee, consisting of Dr.Undem, Mr. Johnston and Ms. Urquhart, reviews and recommends to the Board of Directors the independent accountants to be selected to audit the Company’s financial statements and reviews the results and scope of the audit and other accounting-related services provided by the Company’s independent accountants. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee is an “independent director” as such term is defined in Rule 4200(a)(15) of NASD’s listing standards.

Meetings

     The Board of Directors held nineteen meetings during fiscal 2002. The Compensation Committee held three meetings, and the Audit Committee held five meetings during fiscal 2002. All members of the Board of Directors attended at least 75% of the aggregate of all of the meetings of the Board of Directors and of each committee on which such member served during fiscal 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent accountants. Management is responsible for the Company’s disclosure controls, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Ernst & Young, LLP, the Company’s independent accountants.

     Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young.

     The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as it may be modified or supplemented, including the scope of the auditor’s responsibilities, significant accounting adjustments and any disagreements with management.

     The Audit Committee also has received the written disclosures and the letter from Ernst & Young relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it may be modified or supplemented, and has discussed with Ernst & Young that firm’s independence from the Company.

     Based upon the Audit Committee’s discussions with management and Ernst & Young and the Audit Committee’s review of the representation of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

     The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. During the fiscal year ended December 31, 2002, Ernst & Young billed the Company the fees set forth below in connection with services rendered by that firm to the Company.

Audit Fees

     Fees for audit services totaled approximately $43,000 in 2002 and approximately $121,000 in 2001, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and assistance with review of documents filed with the Commission.

Audit-Related Fees

     Fees for audit-related services totaled $0 in 2002 and approximately $8,000 in 2001. Audit-related services principally include accounting consultation.

Tax Fees

     Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $2,000 in 2002 and $7,000 in 2001.

All Other Fees

     For the fiscal year ended December 31, 2002, there were no fees billed by Ernst & Young for professional services rendered in connection with the category “All Other Fees”.

     The Audit Committee has considered whether the provision of services described above is compatible with maintaining the independence of Ernst & Young.

THE AUDIT COMMITTEE
James W. Johnston, Chairman Bradley J. Undem, Ph.D. Margaret M. Urquhart

March 24, 2003

DIRECTOR COMPENSATION

     The Company’s Bylaws provide that the Board of Directors may by resolution from time to time fix the compensation of directors. Except for the Chairman of the Board of Directors who receives $10,000 per month commencing in October 2002, the Company’s directors currently receive no cash compensation for service on the Board. In November 2002, Messrs. Costa, Johnston and Dr. Undem and Ms. Urquhart each received a nonqualified option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors. All of such options vested on the date of grant. In addition, each director who is not also an employee of the Company is entitled to reimbursement from the Company for his or her reasonable expenses incurred in attending meetings of the Board of Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Certain information as to executive officers of the Company not identified above is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

Executive Officer	Age	Biographical Information

John C. Voller	56	Mr. Voller has been the Vice President of Marketing of Pilot Therapeutics, Inc., a wholly-owned subsidiary of the Company (“PTI”), since January 2002, and he served as the Vice President of Sales for PTI from September 2001 to January 2002. Mr. Voller has over 24 years of marketing experience, most recently as Senior Product Manager at Glaxo SmithKline from 1997 to September 2001. Previously, Mr. Voller spent 10 years with Warner-Lambert (now Pfizer), most recently as the Director of Professional Sales and Marketing, and worked for Bristol-Myers Squibb for the prior 12 years. Some of the products introduced and or marketed under Mr. Voller include major OTC brands such as Listerine® Mouthwash, Benadryl® Allergy Medication, and Lubriderm® Skin Care products. He also directed the launches of innovative products such as Benadryl® Dye Free and Cool Mint Listerine®.

John W. Crain	55	Mr. Crain joined PTI as the Vice President of Sales in January 2002. Mr. Crain has over 30 years of experience in the over-the-counter market, most recently as Vice-President of Sales and Marketing at Dickinson Brands, Inc., a manufacturer and distributor of witch hazel products, from June 1997 to February 2001. In that position he was responsible for developing and directing sales and marketing efforts. Prior to joining Dickinson Brands, Mr. Crain served as Vice President of Sales for seven years at Goody’s Pharmaceuticals (later the Goody’s Division of Block Drug), where he directed all sales activities for Goody’s Headache Powders®. From 1979 to 1991, Mr. Crain was a regional sales manager at Warner Lambert (now Pfizer). Mr. Crain has introduced and/or marketed products such as Listerine®, Efferdent®, Lubriderm® and Benadryl®.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company for the fiscal years ended December 31, 2002 and December 31, 2001 to the Company’s Chief Executive Officer and each of the two other most highly compensated executive officers.

]

Summary Compensation Table

					Long-Term	All Other Compensation

					Compensation	($) (2)

	Annual Compensation				Awards

Name and				Other Annual	Shares
Principal Position	Year (1)	Salary ($)	Bonus ($)	Compensation ($)	Underlying Options (#)

Floyd H. Chilton, III	2002	$176,000	$36,000	–	–	$570
President, Chief	2001	$180,000	–	–	118,000	$570
Executive Officer and Chief Scientific Officer
John C. Voller
Vice President of	2002	$114,000	–	–	–	–
Marketing	2001	$44,200	–	–	55,000	–
John W. Crain
Vice President of Sales	2002	$122,000	–	–	40,000	–
	2001	–	–	–	–	–

(1)	Prior to 2001, the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(2)	Consists of life insurance premiums paid by the Company.

Option Grants

     The following table sets forth information regarding grants of stock options to the Company’s executive officers pursuant to the Company’s stock incentive plans during fiscal 2002.

Option Grants in Last Fiscal Year

	Number of	% of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in Fiscal	Price Per
Name	Granted(#)	Year	Share($/Sh)	Expiration Date

Floyd H. Chilton, III	None	0%	N/A	N/A
John C. Voller	None	0%	N/A	N/A
John W. Crain	40,000	100%	$5.50	1/14/2012

     The following table sets forth information with respect to (i) shares acquired upon exercise by the Company’s executive officers in 2002 and (ii) unexercised stock options granted under the Company’s stock incentive plans as of the end of fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

			Number of
			Securities Underlying
	Shares				Value of Unexercised
	Acquired on	Value	Unexercised Options		In-the-Money Options
Name	Exercise(#)	Realized($)(1)	Held at December 31, 2002(#)		at December 31, 2002($)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Floyd H. Chilton, III	none	$0.00	47,008	70,992	$32,086	$25,664
John C. Voller	none	$0.00	24,448	30,552	$0	$0
John W. Crain	none	$0.00	13,336	26,664	$0	$0

(1)	Calculated by determining the difference between the market value per share on the date of exercise and the exercise price for the respective options.

(2)	Calculated by determining the difference between the market value of $2.35 per share for the Common Stock underlying the options at December 31, 2002 and the exercise prices of the Company’s executive officers’ options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of the end of the Company’s 2002 fiscal year with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	(A)	(B)	(C)
Number of
Securities
Remaining Available
for
	Number of		Future Issuance
	Securities To be		Under Equity
	Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column (A))

Equity Compensation Plans Approved by the Company’s Stockholders	1,221,912	$1.81	1,280,272

Equity Compensation Plans Not Approved by the Company’s Stockholders	None	N/A	N/A

Total	1,221,912	$1.81	1,280,272

CHANGE OF CONTROL AGREEMENTS

     Change of Control agreements have been executed with three members of management, including Dr. Chilton, Mr. Voller and Dr. Marc Surette, PTI’s Vice President of Research. If within three years following a change of control of the Company, the Officer’s employment is involuntarily terminated without cause or is voluntarily terminated by the Officer with good reason, the agreements provide affected individuals with:

•	Payments of 2.99 times the base salary for Dr. Chilton and 1.0 times the base salary for the other two members of management;

•	Continuation for 36 months of health, medical and other insurance programs for Dr. Chilton and 12 months for the other two members of management;

•	Payment of an amount equal to the actuarial value of up to 36 months of additional credited service under the Retirement Plan for Dr. Chilton and 12 months for the other two members of management; and

•	All Options and Stock Appreciation Rights outstanding shall become fully vested and exercisable.

     As defined in the agreements, “change of control of the Company” will have occurred when:

•	A person secures ownership of 20% or more of the voting power of the outstanding stock of the Company;

•	A change occurs in the majority of the Board for two consecutive years, which has not been approved by the Directors in office at the beginning of the period; or

•	Shareholders approve a merger or consolidation of the Company with another company where the outstanding voting stock of the Company does not continue to represent at least 80% of the combined voting power of the Company or the surviving company.

     Individuals may terminate employment following a change in control “with good reason” if:

•	The individual is assigned duties inconsistent with the duties before the change in control;

•	The headquarters are relocated more than 50 miles from the present location;

•	The individual is required to relocate more than 50 miles from the present location;

•	Compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

•	The Company fails to obtain an agreement from its successor to perform under the change of control agreements;

•	The Company fails to offer the individual any compensation plan provided to other executives of similar responsibility;

•	The Company eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefit plans; or

•	The executive resigns within the 30 days immediately after the first 12 months following a change of control, or if the change of control occurs pursuant to shareholder approval of a merger or consolidation as described above, then the resignation must occur within the 30 days immediately after the first 12 months following the closing of such merger or consolidation.

     The Board has limited discretion to determine whether a change of control of the Company has taken place.

BENEFICIAL OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 28, 2003 by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company, (iii) each director nominee, (iv) the Company’s executive officers and (v) all executive officers and directors as a group.

	Common Stock

	Amount and Nature of
Name and Address	Beneficial Ownership (1)	Percent of Class

Centennial Venture Partners, LLC	1,555,346	13.5%
920 Main Campus Drive, Suite 400 Raleigh, NC 27606

Wake Forest University Office of Technology	1,125,000		9.7%
Asset Management Wake Forest School of Medicine Medical Center Boulevard Winston-Salem, NC 27517
Academy Venture Fund, LLC	1,024,748		8.9%
11540 North Community House Road, Suite 150 Charlotte, NC 28227
Quintiles Transnational Corp.	2,392,585	(2)	20.7%
4709 Creekstone Drive, Suite 200 Durham, NC 27703
Dr. Floyd H. Chilton, III	1,967,008	(3)	17.0%
c/o Pilot Therapeutics Holdings, Inc. 2000 Daniel Island Drive Charleston, SC 29492
Glenn J. Kline	2,580,094	(4)	22.3%
c/o Centennial Venture Partners, LLC 920 Main Campus Drive, Suite 400 Raleigh, NC 27606
James W. Johnston	116,564	(5)	1.0%
c/o Stonemarker Enterprises, Inc. 380 Knollwood Street, Suite 570 Winston-Salem, NC 27103
Santo J. Costa	57,466	(6)	[*]
108 Martinique Place Cary, NC 27511
Bradley J. Undem	52,500	(7)	[*]
c/o Johns Hopkins University School of Medicine Bayview Medical Center Department of Medicine JHAAC 3A.44 3400 North Charles Street Baltimore, MD 21218
Margaret M. Urquhart	37,314	(8)	[*]
851 West Fourth Street, #19 Winston-Salem, NC 27101
John Crain	13,336	(9)	[*]
c/o Pilot Therapeutics Holdings, Inc. 2000 Daniel Island Drive Charleston, SC 29492
Jack Voller	24,448	(10)	[*]
c/o Pilot Therapeutics Holdings, Inc. 2000 Daniel Island Drive Charleston, SC 29492
Kings, Inc.	523,288	(11)	4.5%
4035 University Parkway Winston-Salem, NC 27106
All directors and executive officers as a group (8 persons)	4,974,445	(12)	43.1%

     •     Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and is based upon filings made by such persons with the Commission and upon information provided to the Company. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the record date are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder’s name.

(2)	Based on a Schedule 13G/A filed jointly by Quintiles Transnational Corp. (“Quintiles”) and PharmaBio Development Inc. (“PharmaBio”) on February 14, 2003. Pursuant to an Agreement between PharmaBio, a subsidiary of Quintiles, and Pilot Therapeutics, Inc. (“PTI”), a subsidiary of the Company, PharmaBio has made loans to PTI in the aggregate amount of $4,000,000. Such amount is convertible by PharmaBio into the Company’s Common Stock based on the “conversion price” as defined in such agreement, which is subject to adjustment in accordance with such agreement. Based on an assumed conversion price of $1.915 per share and the current outstanding loan amount of $4,000,000, PharmaBio has the right to acquire 2,392,585 shares of the Company’s Common Stock. See “Certain Transactions,” below.

(3)	Includes 1,495,500 shares that Dr. Chilton owns directly, 422,500 shares that Dr. Chilton may be deemed to indirectly beneficially own as a result of family holdings and 49,008 shares that Dr. Chilton has the right to acquire within 60 days pursuant to the exercise of certain options.

(4)	The reporting person is the Senior Managing Director of Centennial Venture Partners, LLC and Academy Venture Fund, LLC which own the reported securities. The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	Includes 67,292 shares that Mr. Johnston owns directly and 49,272 shares that may be acquired pursuant to options exercisable within 60 days.

(6)	Represents shares that may be acquired pursuant to options exercisable within 60 days.

(7)	Represents shares that may be acquired pursuant to options exercisable within 60 days.

(8)	Includes 12,500 shares that Ms. Urquhart owns directly and 24,814 shares that may be acquired pursuant to options exercisable within 60 days.

(9)	Represents shares that may be acquired pursuant to options exercisable within 60 days.

(10)	Represents shares that may be acquired pursuant to options exercisable within 60 days.

(11)	Pursuant to an agreement among the Company, PTI and Kings, Inc. (“Kings”), the Company agreed to purchase borage concentrate from Kings for a total purchase price of $2,844,864. This amount was paid as follows: (i) $1,275,000 in cash and (ii) delivery of 523,288 restricted shares of the Company’s Common Stock valued at $1,569,864.

(12)	Includes an aggregate of 163,499 shares that may be acquired pursuant to options exercisable within 60 days and that are held by executive officers of the Company who are not also directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On April 4, 2002, Academy Venture Fund, LLC, a limited liability company managed by an entity of which Mr. Kline is Managing Partner (“Academy”), purchased 25,000 shares of the Company’s Common Stock in a private transaction for an aggregate purchase price of $100,000.

     On September 27, 2002, the Company issued a $75,000 Convertible Unsecured Demand Promissory Note (the “Note”) to Academy Centennial Fund, LLC. The Note was repaid on October 30, 2002.

     From October 3, 2002 to October 31, 2002, the Company had an unsecured $300,000 Line of Credit Agreement (“Line”) with a financial institution, pursuant to which the Company borrowed $300,000 and subsequently repaid prior to termination of the Line. The Line was unconditionally and irrevocably guaranteed by Academy. The guarantee required the Company to issue to Academy 1,000 restricted shares of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Wake Forest University

     In December 1998, PTI entered into a license agreement with Wake Forest University (“Wake Forest”) whereby it licensed certain products and patented processes from Wake Forest in exchange for Common Stock. PTI is required to pay Wake Forest license fees and milestone payments based upon the achievement of certain product development events related to each licensed product, as defined in the agreement. In addition, PTI is obligated to pay royalties, ranging from 3% to 5%, to Wake Forest based on net sales of products related to the licenses obtained, with a minimum royalty of $30,000 beginning in the year ended December 31, 2001. In February 2003, PTI paid $109,000 to Wake Forest for 2001 and 2002 royalties and patent expenses. PTI has the option to issue warrants to Wake Forest, in an amount determined by the terms of the agreement, to purchase Common Stock with an exercise price of $1.00 per share in lieu of the cash payment of the minimum royalty until net sales of licensed products exceed $5 million in a calendar year.

     PTI also entered into a research agreement with Wake Forest whereby Wake Forest will perform sponsored research. Beginning in July 1999, the agreement requires PTI to pay Wake Forest a minimum of $50,000 per year for research through the year ending December 31, 2002.

     In connection with a research agreement with Wake Forest, PTI entered into a sponsored research sub-agreement in March 2001. The term of this sub-agreement was extended from March 2001 to October 2001, with a final report due no later than November 7, 2001. In exchange for research assistance, PTI is to pay fees to Wake Forest in the aggregate of $170,356 over the specified term of the agreement. Certain research milestones, the initiation of the project and the presentation of the final report trigger the final cash payments to be made by PTI. During 2001, PTI paid an aggregate of $148,000 to Wake Forest under the terms of the research sub-agreement.

Transactions with Affiliates of Quintiles Transnational Corporation

     On June 22, 2001, PTI entered into an Investment and Royalty Agreement and Loan Agreement with PharmaBio Development, Inc. (“PharmaBio”) and a Commercialization Agreement with Innovex LP (“Innovex”). Innovex and PharmaBio are commonly controlled by Quintiles Transnational Corporation (“Quintiles”), which is the beneficial owner of approximately 20.7% of the Company’s Common Stock. Santo J. Costa, a director of the Company, is the former President and Vice Chairman of Quintiles and is currently a consultant to Quintiles.

     Under the Commercialization Agreement, Innovex will provide sales force services and certain marketing services on a fee-for-service basis to PTI in connection with the development and promotion of certain proprietary technology specified in the Commercialization Agreement. Innovex will supply a sales force to the Company beginning on the date the sales force is launched, and continuing for five years. The Commercialization Agreement is non-cancelable by PTI or Innovex during the five-year term, except for a material breach by or bankruptcy of either party, termination of the Investment and Royalty Agreement or if commercialization of the proprietary technology is no longer being pursued.

     Under the Investment and Royalty Agreement, PharmaBio will fund 50% of the estimated $55,000,000 total commercialization cost under the Innovex Commercialization Agreement, during the five-year term following launch, provided that, without the approval of PharmaBio, such obligation will not exceed (i) $6,000,000 for any single year; or (ii) $30,000,000 in the aggregate. The funding will be structured so that 10% of the total estimated commitment amount will be paid upon launch of the Innovex sales force and the remaining amount will be paid in equal quarterly payments during the five-year term. Further, in exchange for PharmaBio’s funding commitments, PTI shall pay PharmaBio royalties on sales of a specified product covered by the Commercialization Agreement of 10% in years one through six and 5% in year seven, such rates subject to adjustment as set forth in the Investment and Royalty Agreement to provide PharmaBio a minimum rate of return.

     Under the Loan Agreement, PTI has a $6,000,000 line of credit (the “Loan”). The Loan is available to PTI for general working capital purposes with $4,000,000 outstanding at December 31, 2002. Under the Loan Agreement, the final $2,000,000 would have been available had the Company consummated a defined equity sale by December 31, 2001, which the Company did not complete. Since a defined equity sale was not consummated by December 31, 2001, the final $2,000,000 will not become available. The Loan accrues interest at the greater of 10% or prime plus 2.5%. Interest on the Loan is payable quarterly, and the principal will be due in a lump sum payment at the end of the 36-month term. The Loan has a commitment fee in the amount of 1% of each increment outlined above that becomes available to PTI, which is paid on the first anniversary of the date on which the increment becomes available.

     PharmaBio may at any time elect to convert the Loan, including the quarterly interest payments and the commitment fee, into shares of the Company’s Common Stock based on a “conversion price” as defined in the Loan Agreement, which ranges from $1.915 to $2.50 per share. Additionally, on or before the maturity date, PharmaBio may purchase additional shares of the Company’s Common Stock at the conversion price up to an amount equal to the difference between the total credit availability under the Loan and the amounts outstanding under the Loan.

Financing Transactions with Academy Venture Fund, LLC and Academy Centennial Fund, LLC

     On April 4, 2002, Academy, an entity of which Mr. Kline is Managing Partner, purchased 25,000 shares of the Company’s Common Stock in a private transaction for an aggregate purchase price of $100,000.

     On September 27, 2002, the Company issued a $75,000 Convertible Unsecured Demand Promissory Note (the “Note”) to Academy Centennial Fund, LLC. The Note was repaid on October 30, 2002.

     From October 3, 2002 to October 31, 2002, the Company had an unsecured $300,000 Line of Credit Agreement (“Line”) with a financial institution, pursuant to which the Company borrowed $300,000 and subsequently repaid prior to termination of the Line. The Line was unconditionally and irrevocably guaranteed by Academy. The guarantee required the Company to issue to Academy 1,000 restricted shares of the Company’s Common Stock.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

     The Compensation Committee (the “Committee”) of the Board is comprised only of non-employee Directors. The Committee is responsible for:

•	recommending executive compensation plans to the Board;

•	administering executive compensation plans as authorized by the Board;

•	recommending compensation levels for the Officers of the Company, including the Chief Executive Officer, and PTI;

•	administering the 2001 Stock Incentive Plan for all employees as authorized by the Board; and

•	considering all executive compensation issues and recommending such issues to the Board for approval.

     This is the report of the Committee describing the Compensation Program and the basis upon which the 2002 compensation determinations were made. During 2001, amendments to the 2001 Stock Incentive Plan were approved by shareholders and Company stock options were granted. We believe that the 2001 Stock Incentive Plan is consistent with creating value for shareholders, successfully attracting and retaining employees, and rewarding appropriate employees for creating such value.

Compensation Philosophy

     It is our philosophy that executive compensation should be competitive in the marketplace, promote the strategic objectives of the Company and be aligned with corporate performance. Total cash compensation for executives should compare favorably with organizations competing for similar talent. The compensation arrangement for Officers is designed to meet these objectives.

Base Salary

     Base salaries are intended to provide a competitive rate of fixed compensation. Base salary levels are assessed annually by the Human Resources Manager of the Company by compiling and analyzing salary information from various survey sources, including U.S. Department of Labor National Compensation Survey; Low Country Manufacturers Council Wage Survey; South Carolina Employment Security Commission Annual Wage Survey; South Carolina Chamber of Commerce Wage Survey; VentureOne Compensation Study; and Hutchinson & Mason PLLC Compensation Survey of Emerging Growth Technology Companies in North Carolina. We select companies from the surveys which are of similar size or have other operating characteristics similar to the Company. We believe these companies are representative of the Company’s main competition for executive talent.

     In September 2002, the Compensation Committee recommended and the Board approved a base salary adjustment for the Chief Executive Officer of the Company. The base salary adjustment for the Chief Executive Officer was based upon market levels of base salary compensation and other performance criteria, including efforts in obtaining private placement funding and in pursuing State Incentive Funding in North Carolina and South Carolina. Also in 2002, the Compensation Committee elected to award cash bonuses to the Chief Executive Officer of the Company as indicated in the executive compensation table above.

The 2001 Stock Incentive Plan

     In November 2002, the Compensation Committee approved awards for non-employee directors. As of December 31, 2002, the Company had 1,042,000 incentive stock options outstanding out of the original 1,087,400 authorized for the 2001 Stock Incentive Plan.

     The purpose of the 2001 Stock Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company and to afford such persons an additional opportunity to acquire a proprietary interest in the Company.

Conclusion

     We believe the Company’s executive compensation program appropriately aligns executive compensation with individual and corporate performance and increases in shareholder value, is competitive with the market and is sensitive to the concerns of shareholders and other constituencies.

Compensation Committee

Glenn Kline, Chairman
Bradley J. Undem

PROPOSAL 2

RATIFICATION OF AUDITORS

     The Board of Directors has designated Ernst & Young LLP, certified public accountants, as our independent auditors for 2003 subject to stockholder ratification. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     Ernst & Young LLP’s principal function is to audit the Company’s consolidated financial statements and our subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports.

     The Board of Directors of the Company unanimously recommends that the holders of Common Stock vote “FOR” the designation of Ernst & Young LLP as our auditors.

STOCKHOLDER PROPOSALS

     Under regulations of the Commission, any stockholder desiring to make a proposal to be acted upon at the 2004 annual meeting of stockholders must present the proposal to the Company at its principal office at 2000 Daniel Island Drive, Suite 440, Charleston, South Carolina 29492 by November 28, 2003, for the proposal to be considered for inclusion in the Company’s proxy statement.

     Only business properly brought before an annual meeting may be subject to action at the meeting. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder (even if the proposal is not to be included in the Company’s proxy statement), the Company’s bylaws provide that the stockholder must give timely notice in writing to the Secretary of the Company not more than 150 calendar days nor less than 90 calendar days before the anniversary date of the Company’s proxy statement for the previous year’s annual meeting. As to each matter, the notice must contain (i) a brief description of the business desired to be raised at the meeting and the reasons for conducting such business; (ii) the name and record address of the stockholder proposing such business; (iii) the class, series and number of shares of the Company that are beneficially owned by the stockholder on the date of such stockholder notice; and (iv) the interest of the stockholder in the matter. The chairman of the meeting may refuse to allow any business that is not raised in accordance with these procedures to be considered at the meeting. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter within the timeframe described above. See the discussion of director nomination procedures in “Proposal 1, Election of Directors — Committees of the Board of Directors,” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2002, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that (i) one report on Form 4, covering a total of one transaction, was filed late by Margaret Urquhart; and (ii) each of Santo J. Costa, James W. Johnston, Glenn J. Kline, Bradley Undem and Margaret Urquhart failed to file one report on Form 4 relating to one transaction but did report the transaction in his or her year-end report on Form 5, which was timely filed.

ADDITIONAL INFORMATION

     Upon written request by a stockholder of record on March 20, 2003, the Company will provide, without charge, a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2002, including the Company’s financial statements. Requests should be directed to Floyd H. “Ski” Chilton, III Ph.D., President and Chief Executive Officer of the Company, 2000 Daniel Island Drive, Suite 440, Charleston, South Carolina 29492.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors knows of no other business to come before the Annual Meeting for consideration by the Company’s stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors
/s/ Floyd H. Chilton, III Ph.D.
Floyd H. Chilton, III Ph.D. Title: President, Chief Executive Officer and Chief Scientific Officer

Charleston, South Carolina
March 31, 2003

PROXY

PILOT THERAPEUTICS HOLDINGS, INC.

2000 Daniel Island Drive

Suite 440

Charleston, South Carolina 29492

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned stockholder of Pilot Therapeutics Holdings, Inc. (the “Corporation”) hereby appoints Floyd H. Chilton, III and Glenn J. Kline, or either of them, with full power to act alone, the true and lawful attorneys-in-fact (“Proxies”) of the undersigned, with full power of substitution and revocation, and hereby authorizes him, her or them to represent and to vote, as designated below, all the shares of Common Stock of the Corporation held on record by the undersigned on March 20, 2003, at the Annual Meeting of Stockholders to be held at 3:00 p.m. on May 12, 2003 at the Hampton Inn-Daniel Island located at 160 Fairchild Street in Charleston, South Carolina, or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

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PILOT THERAPEUTICS HOLDINGS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	ELECTION OF CLASS I DIRECTORS

Nominees: James W. Johnston and Santo J. Costa

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space.)

FOR all nominees listed	WITHHOLD
(except as marked to	authority to vote
the contrary above)	for all nominees
[_]	[_]

2.	RATIFICATION OF AUDITORS

The proposal to ratify the selection of Ernst & Young LLP as the auditors for Pilot Therapeutics Holdings, Inc. for 2003.

FOR	AGAINST	ABSTAIN
[_]	[_]	[_]

This Proxy, if properly signed and returned, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the nominees for director named herein. If any other business is properly presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Dated:_______________________________________, 2003
Signature_____________________________________
Signature if held jointly___________________________

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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